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                     EXHIBITS FOR S-1 REGISTRATION STATEMENT
                      OF METRO INFORMATION SERVICES, INC.


EXHIBIT 23.1  CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS.



The Board of Directors and Shareholders
Metro Informaiton Services, Inc.

We consent to the use of our reports included in this Amendment No. 4 to the Registration Statement (No. 333-16585) and to the reference to our firm under the headings "Selected Financial and Operating Data" and "Experts" in the Prospectus.

                                        /s/ KPMG Peat Marwick LLP

Norfolk, Virginia
January 27, 1997